EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST
DECLARES FEBRUARY CASH DISTRIBUTION

    Dallas, Texas, February 17, 2006 - Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE - CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.377792 per unit, payable on March 14, 2006, to unitholders of record on February 28, 2006. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	23,600	245,000	$53.76	$9.90

Prior Month	22,100	287,000	$53.65	$9.37

    Purchaser gas sales adjustments related to prior periods increased the prior month distribution by approximately $408,000, or $0.07 per unit, and underlying gas sales volumes by approximately 111,000 Mcf.

   For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Vice President Bank of America, N.A. Toll Free - 877/228-5084 www.crosstimberstrust.com